Exhibit 3.1

STATE OF MINNESOTA SECRETARY OF STATE ARTICLES OF INCORPORATION Business and Nonprofit Corporations

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM

The undersigned incorporators) is an (are) individual(s), 18 years of age or older, and adopts the following articles of incorporation to form a: {Check only one of the following options listed below)

☑ T Profit Business Corporation (Chapter 302A)	☐ Non-Profit Corporation (Chapter 317A)

ARTICLE I - BUSINESS NAME

Rhino Merger Sub Corporation
Name of Corporation (Profit Business Corporations must include a corporate designation in their name)

ARTICLE II - REGISTERED OFFICE AND AGENT

The Registered Office Address of the Corporation is:

100 South Fifth Street, Suite 1075	Minneapolis	MN	55402
Street Address (A PO Box by itself is not acceptable)	City	State	Zip

The Registered Agent at the above address is:

C T Corporation System Inc.
Agent's Name (A registered agent is not required.)

ARTICLE III – SHARES

The corporation is authorized to issue a total of 1,000 shares at $0.01 par value per share.

(Profit Business Corporation must authorize at least one share.)

ARTICLE IV - INCORPORATORS

I (We), the undersigned incorporators) certify that I am (we are) authorized to sign these articles and that the information in these articles is true and correct. I (We) also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if J (we) had signed these articles under oath. (Provide the name and address of each incorporator. Each incorporator must sign below. List the incorporators on an additional sheet if you have more than two incorporators.)

Suzie C. Alway	/s/ Suzie C. Alway
Incorporator's Name	Signature

Debevoise & Plimpton, 919 Third Avenue	New York	NY	10022
Street Address	City	State	Zip

Incorporator's Name	Signature

Street Address	City	State	Zip

List a name, daytime phone number, and e-mail address of a person who can be contacted about this form.

Suzie C. Alway	(212)909-6873
Contact Name	Phone Number

scalway@debevoise.com
E-Mail Address

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JUL 30 2007
/s/ Mark Ritchie
Secretary of State